Exhibit 99.1

Dear Mobile Infrastructure Corporation (formerly The Parking REIT) Investors:

We are writing both to introduce ourselves, as well as to share with you our plan over the next twelve months and a number of exciting updates about The Parking REIT, now known as Mobile Infrastructure Corporation (“Mobile” or the “Company”). We know that many of you have been investors in the Company for an extended period and we are grateful that you have remained with us on the path ahead. As a new management team, we have much to do to earn your trust and do not take that trust for granted. Over the last three months we have been extremely busy working with our teams, both internal and external, to set the Company strategy over the longer term but also over the next twelve months, so that we achieve the goals that we established at the start of the transaction. We believe that all of our recent milestones start to reposition the Company towards a potential listing on a national securities exchange in the future.

We want to reiterate how positive we are about the days ahead. The old Parking REIT had aggregated a group of assets that has tremendous value in the communities they serve. However, the net lease strategy that the Company had used is one that we believe rarely sees great success in parking. As a result, when the COVID-19 pandemic shut down the US, several of the large operators walked away from their obligations to the Company, leaving the Company without lease (i.e. REIT) income. While the Company lost its REIT status in the process, it does not take away from the value proposition of these assets.

As background, we are infrastructure people. Over the last twenty years, we have owned, operated, invested in, and raised capital for real estate and infrastructure assets, including parking, throughout the US and around the world. We know the value of these assets, how to partner with the operators so that we all win and are excited to bring our skills and know-how to this particular group of assets.

Recent Milestones

In August, we began the Company’s transformation when Color Up, LLC (an affiliate of Bombe Asset Management LLC, a Cincinnati, Ohio based alternative asset management firm), completed a $125 million investment in the Company. Alongside that investment, we replaced the senior management team and fully restructured the board of directors with a team that we have confidence can move the Company to the next stage of its growth. All of the independent members of our board are officers or directors of other public companies, several of whom have been through growth stories such as this one. This transaction process continued through the recently completed Tender Offer, offering shareholders liquidity and marking another milestone in the Company’s strategic journey.

Our institutional investors continue to show strength and excitement behind us and see the opportunity for growth ahead. We recently announced a $20 million equity capital investment, which provided the funds to purchase two parking garages in Miami, FL and Denver, CO., further building on our high quality portfolio of parking infrastructure.

As part of this transformation, we have changed our name and updated our branding to Mobile Infrastructure Corporation, which better aligns with our vision and recognition of the tremendous opportunity ahead of us. We will continue to execute on our goal of investing in parking infrastructure across the United States. However, we believe that Mobile Infrastructure portrays what lies ahead – a company that is highly proactive about strategic growth with assets that serve as a hub for the ecosystems where those assets are located.

We are also pleased to report that Deloitte has become our auditor. We view this as additional validation of the steps we are taking and represents a proactive approach to excellence in audit. We believe Deloitte will be a valuable partner to us as we move towards a potential listing event. Our team of advisors is expanded beyond Deloitte as well – all well-known brands that are experts in their field, be it REITs, tax, or investment banking These are the first of many actions we plan on implementing over the coming months as we expand our geographic footprint, execute on our growth strategy, and move towards a potential listing on a national securities exchange. We have a fresh vision to build our portfolio of parking lots and garages and a strategic plan aimed at creating sustainable shareholder value over time.

Value Proposition

At the center of Mobile’s success is our experience with owning and operating parking garages across the United States. With Americans driving more than 250 million vehicles, or roughly two per household, the value proposition remains the same as when The Parking REIT originally raised capital. We believe that the value proposition will grow stronger over time. With urban densification, many cities are limiting new parking structures and not requiring parking to be built with commercial or residential properties. As a result, as cities become denser and there is greater demand for parking, particularly in cities without urban transit, there will be fewer parking stalls available in the market. As a result, we see the potential for long-term capital appreciation through our investments in strategically-located garages in growing metropolitan areas, like our recent investments in Miami and Denver.

We operate in a highly fragmented market, which offers the potential to find and acquire attractive properties to add to our portfolio. In addition to buying new garages, we also continue to explore redevelopment opportunities with our current assets. Each asset is viewed as a bespoke investment with its own business plan. We will not take a one-size-fits-all to our investments and look to maximize potential property income and stability. We believe our strategic approach to managing our properties provides a pathway to increasing shareholder value.

The Plan Forward

With the completion of the Tender Offer and with an infusion of capital by outside investors, we look to 2022 as a transformative year for Mobile Infrastructure Corporation and are focused on a number of priorities:

•	Making the Company profitable and increasing the cash flow of each asset by working with the operators to increase utilization and revenues;
•	Increasing market presence in our existing markets and expanding in growing regions;
•	Enhancing our balance sheet with additional growth equity as the opportunities arise and addressing near-term maturities as able; and
•	Taking the steps necessary to attempt to reestablish our REIT status so that we can achieve the potential listing event that we all want as an outcome.

We believe Mobile Infrastructure provides a tremendous platform positioned to deliver compelling cash flow. We know what needs to be done, we have established a plan, and are systematically executing on the necessary steps. On behalf of the Board and management team, we would like to express our gratitude for your continued investment. We look forward to sharing additional progress in 2022 and beyond.

Sincerely,

Manuel Chavez	Stephanie Hogue
CEO	President

For additional information:
Mobileit.com
ir@mobilereit.com

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to:  national and local economic, business and real estate market conditions; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; the performance of real estate assets and loans after they are acquired; and our ability to provide stockholder value through sales or otherwise dispose of our properties and other assets. Although Mobile Infrastructure Corporation believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Mobile Infrastructure Corporation does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.  This letter shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Frequently Asked Questions

Who is Mobile Infrastructure Corporation / What happened to The Parking REIT?
On November 12, 2021, The Parking REIT changed its name to Mobile Infrastructure Corporation. It is an internally-managed, publicly registered, non-listed company that invests primarily in parking lots and garages in the United States. The name ‘Mobile Infrastructure Corporation’ captures the essence of the company’s core values and business practices of owning parking assets that serve as hubs for the movement of people, goods and services into and around a city.

How do I transfer stock, change the address on my shareholder account, or replace a lost stock certificate?
If you hold your shares in your own name through Mobile Infrastructure Corporation’s (formerly known as The Parking REIT) transfer agent, DST Systems, you will need to contact them directly otherwise, please contact your financial advisor or broker.

DST Systems, Inc.
Mobile Infrastructure Corporation (The Parking REIT)
P.O. Box 219390
Kansas City, MO 64121
(855) 600-4536

How do I invest in Mobile Infrastructure Corporation?
Please contact your financial advisor or broker.

What is the ticker symbol and under which exchange do the common shares trade?
As we are a non-traded company and do not have a ticker symbol, our shares do not trade on an exchange.

Does the company pay a dividend?
At this time the company does not pay a dividend.

Is Mobile Infrastructure Corporation a REIT?
Mobile Infrastructure Corporation is not a REIT as it currently does not qualify as a REIT. REIT status was lost during the pandemic when leases were converted to management agreements by the prior management team. The Company is attempting to reassert REIT status.

What is Mobile Infrastructure Corporation’s strategy and growth plan?
Mobile Infrastructure Corporation is focused on a number of priorities aimed at positioning the company towards a potential listing on a national securities exchange down the road. These include:

•	Making the Company profitable and increasing the cash flow of each asset by working with the operators to increase utilization and revenues;
•	Increasing market presence in our existing markets and expanding in growing regions;
•	Enhancing our balance sheet with additional growth equity as the opportunities arise and addressing near-term maturities as able; and
•	Taking the steps necessary to attempt to reestablish our REIT status so that we can achieve the potential listing event that we all want as an outcome.

How do I get more information?
You will find various reports and filings at the company’s website in the Investor Relations section of the website at www.mobileit.com or with the Securities & Exchange Commission at www.sec.gov

You can also contact us at: ir@mobileit.com

Who is your stock transfer agent?
DST Systems, Inc.
Mobile Infrastructure Corporation (The Parking REIT)
P.O. Box 219390
Kansas City, MO 64121
(855) 600-4536

Who are the independent auditors?
Deloitte & Touche LLP

Who is the corporate counsel?
Keating, Muething & KleKamp PLL and Sullivan and Worchester, LLP

Contact:
ir@mobileit.com

Forward-Looking Statements

This FAQs contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to:  national and local economic, business and real estate market conditions; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; the performance of real estate assets and loans after they are acquired; and our ability to provide stockholder value through sales or otherwise dispose of our properties and other assets. Although Mobile Infrastructure Corporation believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Mobile Infrastructure Corporation does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.  These FAQs shall not constitute an offer to sell or the solicitation of an offer to buy securities.